Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-255185, 333-258145, 333-249983, and 333-238327) on Form S-3 and (Nos. 333-184616, 333-194588, 333-20664, 333-221458, 333-233195 and 333-249985) on Form S-8 of our report dated March 28, 2022, with respect to the consolidated financial statements of Fortress Biotech, Inc.

New York, New York

March 28, 2022